UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2015
Date of Report (Date of earliest event reported)

TREX ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-152551	26-1754034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 NE 114th St. Ste 2110 Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

(305) 895-2865

Registrant’s telephone number, including area code

Sync2 Networks Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 26, 2015, the Board of Directors of Trex Acquisition Corp., a Nevada corporation (the "Company") authorized the issuance of an aggregate 1,835,835 shares of its restricted common stock in connection with the conversion of debt in the amount of $691,927.00. The debt is evidenced by that certain convertible debenture dated June 30, 2010 in the principal amount of $1,253,085 (the "Debenture") issued by the Company to Boardwalk Business Developments Inc. ("Boardwalk"), which evidenced and represented those sums due and owing Boardwalk pursuant to an operating loan and other advances made by Boardwalk to the Company. The Debenture was evidenced on the Company's audited financial statements for fiscal years ended June 30, 2013 and 2012 and $691,927 remains due and owing.

In accordance with the terms and provisions of those certain assignments of convertible debenture dated July 15, 2012 (collectively, the "Boardwalk Assignments") between Boardwalk and three unrelated parties (collectively, the "Boardwalk Assignees"), pursuant to which Boardwalk assigned and transferred all of its right, title and interest in and to the Debenture as follows: (i) first Boardwalk Assignee in the amount of $234,707; (ii) second Boardwalk Assignee in the amount of $230,572; and (iii) third Boardwalk Assignee in the amount of $226,648, for payment of consideration.

In accordance with the terms and provisions of that certain further assignments of convertible debenture dated September 21, 2014 (collectively, the "First Assignment"), the first Boardwalk Assignee assigned and transferred to those certain entities and/or individuals (collectively, the "First Assignees") all of its right, title and interest in and to the Debenture in the following amounts: (i) the amount of $32,131; (ii) the amount of $32,037; (iii) the amount of $10,450; (iv) the amount of $32,131; (v) the amount of $16,018; (vi) the amount of $8,009; (vii) the amount of $32,131; (viii) the amount of $32,131; (ix) the amount of $32,131; and (x) the amount of $7,538.

In accordance with the terms and provisions of that certain further assignment of convertible debenture dated September 21, 2014 (collectively, the "Second Assignment"), the second Boardwalk Assignee assigned and transferred to those certain entities and/or individuals (collectively, the "Second Assignees") a portion of its right, title and interest in and to the Debenture in the following amounts: (i) the amount of $56,791; (ii) the amount of $56,791; and (iii) the amount of $56,791.

In accordance with the terms and provisions of that certain further assignment of convertible debenture dated September 21, 2014 (collectively, the "Third Assignment"), the third Boardwalk Assignee assigned and transferred to those certain entities and/or individuals (collectively, the "Third Assignees") a portion of his right, title and interest in and to the Debenture in the following amounts: (i) the amount of $111,807; (ii) the amount of $24,027; (iii) the amount of $12,014; (iv) the amount of $12,014; and (v) the amount of $33,393.

The Company received those certain conversion notices dated April 1, 2014 from each of the First Assignees, the Second Assignees and the Third Assignees (collectively, the “Conversion Notices”) and settled the remaining debt evidenced by the Debenture each in the aggregate amount of $691,927.00 by conversion into an aggregate 1,835,835 shares of restricted common stock of the Company at $0.3769 per share (which conversion price was changed based on the 1:1000 reverse stock split).

The shares were issued to the First Assignees, the Second Assignees and the Third Assignees as United States residents in reliance on Section 4(2) promulgated under the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The First Assignees, the Second Assignees and the Third Assignees each acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Kerr Utility Technologies Inc.

On May 30, 2014, the Board of Directors of the Company approved the execution of a non-binding indication of interest in the form of a Term Sheet (the “Term Sheet”) with Kerr Utility Technologies Inc. ("Kerr") regarding a tax-free stock-for-stock exchange reverse merger transaction with Kerr (the "Merger"). In connection with the Merger, the Company intended to incorporate and establish Trex Acquisitions, Inc. as a Nevada corporation and its wholly owned subsidiary (the "Merger Sub") and Trex Merger, Inc., a Nevada corporation ("Newco") to accommodate the Kerr acquisition. The Term Sheet provides that as condition precedents to the Merger: (i) all of the Company's creditors holding notes shall convert or exchange their notes for the Company's common stock shares; (ii) Kerr shall deliver to the Company its audited financial statements for the stub period ended 2013 and the fiscal year ended June 30, 2014 (the "Kerr Audited Financial Statements"); and (iii) the Company would adopt a stock incentive plan to create a pool of options representing approximately 10% of the fully diluted shares issued and outstanding on an as converted common stock equivalent basis. The Term Sheet also provided that after consummation of the Merger, the Company would change its name to "Kerr Utility Technologies, Inc.", the Company would have a Board of Directors consisting of five Board members, including one member appointed by the Company whereby such Board Member appointee would serve as a member of both the Company's audit and compensation committees.

Conditions to closing the Merger include negotiating and drafting of definitive agreements, obtaining all necessary Board of Director and shareholder approval and third party consents, and satisfactory completion of the Company's due diligence as well as Kerr. During February 2015 and to current date, management of the Company has determined that the based upon the results of its due diligence regarding potential generation of revenue from the combined companies and certain financial constraints placed on the assets of Kerr, management of the Company has determined that consummating the Merger would not be in the best interests of the Company or its shareholders.

As of the date of this Current Report, Kerr has defaulted on two convertible promissory notes previously issued to the Company as follows: (i) convertible promissory note dated May 3, 2014 in the principal amount of $100,000.00, which is convertible into units of Kerr's equity with each unit consisting of one share of common stock and one warrant to purchase one share of Kerr's common stock at $1.20 per share for a period of 36 months; and (ii) convertible promissory note dated June 4, 2014 in the principal amount of $100,000.00, which is convertible into units of Kerr's equity with each unit consisting of one share of common stock and one warrant to purchase one share of Kerr's common stock at $1.20 per share for a period of 36 months.

As of the date of this Current Report, the two convertible notes are in default.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX ACQUISITION CORP.

Date: May 5, 2015	By:	/s/ Warren Gilbert
	Name:	Warren Gilbert
President/Chief Executive Officer

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